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                                                                  Exhibit 10-c-4


                    AMENDMENT TO RESTRICTED STOCK AGREEMENTS

                              ===================



To:  Richard M. Bressler


         Pursuant to a resolution adopted November 4, 1998 by the Board of Directors of Rockwell International Corporation, a Delaware corporation (the Corporation), the Restricted Stock Agreements made as of February 5, 1997 (the 1997 Restricted Stock Agreement) and January 2, 1998 (together with the 1997 Restricted Stock Agreement, the Restricted Stock Agreements) between the Corporation and you with respect to an aggregate of 1,784 shares of the Corporation's Common Stock granted to you as restricted stock (the Restricted Shares) and 133.333 shares of Common Stock of Meritor Automotive, Inc. constituting Stock Dividends (as defined in the Restricted Stock Agreements) on the 400 Restricted Shares covered by the 1997 Restricted Stock Agreement and any future Stock Dividends on the Restricted Shares, are hereby amended, subject to your acceptance of this Amendment, as follows:

         1. Effective upon and subject to completion of the distribution pro rata to the Corporation's shareowners of all the outstanding stock of the Corporation's wholly-owned subsidiary, Conexant Systems, Inc., a Delaware corporation, paragraph 1 of each of the Restricted Stock Agreements is amended to read in its entirety as follows:

         1.       Earning of Restricted Shares

                  (a) If (i) you shall continue as a director of the Corporation until December 31, 1998 and of Conexant Systems, Inc., a Delaware corporation (Conexant), from the date of your election until you retire from the Board of Directors of Conexant (Conexant's Board) under the retirement policy of Conexant's Board; or (ii) you shall resign from Conexant's Board or cease to be a director of Conexant by reason of the antitrust laws, compliance with Conexant's conflict of interest policies, death or disability; or (iii) a "change of control" (as defined for purposes of Conexant's By-Laws on the effective date of the distribution pro rata to the corporation's shareowners of all the outstanding stock of Conexant); then you shall be deemed to have fully earned all


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         the Restricted Shares subject to this Restricted Stock Agreement.

                  (b) If you resign from Conexant's Board or cease to be a director of Conexant for any other reason, you shall be deemed not to have earned any of the Restricted Shares and shall have no further rights with respect thereto unless Conexant's Board of Directors shall determine, in its sole discretion, that you have resigned from Conexant's Board or ceased to be a director of Conexant by reason of circumstances that the Conexant's Board determines not to be adverse to the best interests of Conexant.

         2. In all other respects the Restricted Stock Agreements shall remain in full force and effect.


                                             ROCKWELL INTERNATIONAL CORPORATION





                                             BY /s/ WILLIAM J. CALISE, JR.
                                                --------------------------
                                                   Senior Vice President


Dated: November 30, 1998


Accepted and Agreed to
as of November 30, 1998



/s/ RICHARD M. BRESSLER
-----------------------
Richard M. Bressler


Address: 999 Third Avenue - Suite 2300
         Seattle, WA 98104

Social Security No.: